Pricing Supplement Dated October 18, 1996                   Rule 424(b)(3)
(To Prospectus Dated October 20, 1995)                  File No. 33-63463

                    GENERAL MOTORS ACCEPTANCE CORPORATION
                      Medium-Term Notes - Floating Rate
____________________________________________________________________________
Agent:                       NA
Principal Amount:            $25,000,000
Agent's Discount
  or Commission:             NA
Net Proceeds to Company:     $25,000,000
Initial Interest Rate:       5.48734
Issue Date:                  10/22/96
Maturity Date:               10/22/98
____________________________________________________________________________

Calculation Agent:  GMAC

Interest Calculation:
      /X/  Regular Floating Rate Note


      Interest Rate Basis:  / / CD Rate            / / Commercial Paper Rate
                            / / Prime Rate         / / Federal Funds Rate
                            /X/ LIBOR (see below)  / / Treasury Rate
                            / / Other
                                (see attached)

      If LIBOR, Designated LIBOR Page / / Reuters Page: / / or
         /X/ Telerate Page: 3750

Interest Reset Dates:   Each January 22, April 22, July 22, and October 22,
                        commencing January 22, 1997 and ending October 22,
                        1998.
Interest Payment Dates: Each January 22, April 22, July 22, and October 22,
                        commencing January 22, 1997 and ending October 22,
                        1998.
Index Maturity:         3 months
Spread (+/-):           -0.04%

Day Count Convention:
      /X/ Actual/360 for the period from  10/22/96 to 10/22/98
      / / Actual/Actual for the period from  / /   to  / /
      / / 30/360 for the period from  / /   to  / /

Redemption:
      /X/ The Notes cannot be redeemed prior to the Stated Maturity Date. / / The Notes may be redeemed prior to Stated Maturity Date.
      / / Initial Redemption Date:
          Initial Redemption Percentage: ___%
          Annual Redemption Percentage Reduction: ___% until Redemption Percentage is 100% of the Principal Amount.

Repayment:
      / / The Notes cannot be repaid prior to the Maturity Date.
      /X/ The Notes can be repaid at par plus accrued interest, if any, each
          January 22, April 22, July 22, and October 22, prior to the Maturity Date upon 30-days prior written notice to the Company.
      / / Optional Repayment Date(s):
           Repayment Price:    %



Currency:
      Specified Currency: U.S. (If other than U.S. dollars, see attached) Minimum Denominations: ___________ (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:  / / Yes   /X/ No
      Total Amount of OID:          Yield to Maturity:
      Initial Accrual Period:

Form:  /X/  Book-Entry         / /  Certificated